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                                                                 Exhibit (a)(10)

                      Employee Workshop Slide Presentation
           Regarding LCC International, Inc.'s Option Exchange Program

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                                                                         Slide 1


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                             OPTION EXCHANGE PROGRAM
                    IMPORTANT FACTS, PLAN DETAILS & DEADLINES

                              October 22 & 24, 2001
                      Trish Drennan, VP Investor Relations



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                                                                         Slide 2

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                             TODAY WE WILL COVER...

-        Why an option exchange program?

-        Key parameters of the program

-        Paperwork and program documentation

-        What you need to do to participate in the program

-        Dates to remember

-        Important contact information

-        Question & Answer period


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                                                                         Slide 3

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                        WHY AN OPTION EXCHANGE PROGRAM?

- Many of our options have exercise prices that are significantly higher than the current market price of our common stock

     - 65.7% of the total number of eligible employee options outstanding have an exercise price of $10.50 or more

     - The closing price of our Class A common stock on Monday, October 12, 2001 was $5.19

-    Create better performance incentives for our employees

- Give our employees the benefit of options that over time may have a greater potential to increase in value

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                                                                         Slide 4
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                          KEY PARAMETERS OF THE OPTION
                                EXCHANGE PROGRAM

-    This is a voluntary program

- Stock options granted with an exercise price of $10.50 or more under our Employee Plan which have not already been exercised are eligible for exchange

- New options will be issued approximately 6 months and 1 day after your exchanged options are canceled

- The exercise price of the new options will be equal to the closing market price of our stock on the business day before we grant the new options

- For each option for 2 option shares accepted for exchange, you will receive an option for 1 option share

-    Vesting does not change

-    Acceleration provisions will not change

- Employees will have a limited window (about one month) in which to participate in the program

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                                                                         Slide 5

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                          KEY PARAMETERS OF THE OPTION
                            EXCHANGE PROGRAM (CONT.)

- In order to receive new options you must remain an LCC employee until the new grant date

- Other new option grants to tendering option holders will not be made until at least 6 months and 1 day after the offer period ends

- If you tender your options but then change you mind, you can still withdraw from the program if we receive your withdrawal document by November 20 at 5:00 p.m., New York City time

- Employees subject to U.S. taxes will be subject to income taxes at the time of exercise (but not the time of grant)

- Non-U.S. taxpaying employees are encouraged to consult with a tax expert regarding their tax obligations

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                                                                         Slide 6

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                                  WHAT YOU HAVE
                                 RECEIVED SO FAR

-    Tuesday 10/16: E-mail explaining overall parameters of the exchange program

-    Wednesday 10/17: All eligible employees should have received

     -    Transmittal e-mail

     -    Individual grant summaries

     -    Letter of Transmittal

     -    Offer to Exchange

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                                                                         Slide 7

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                        PAPERWORK & PROGRAM DOCUMENTATION

-    Transmittal e-mail

     - Describes the terms and conditions of the program and steps to follow for participation

     -    Gives deadline dates

     -    Describes how to "tender" you options

-    Individual grant summaries

     - This is your personal grant information for those options eligible for exchange

-    Letter of Transmittal

     - This is what needs to be filled out and sent to Stock Administration by November 20 by 5:00 p.m., New York City time, if you tender your options

-    Offer to Exchange

     - This document describes in detail all of the terms and conditions of the offer, including the related risks


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                                                                         Slide 8

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                             WHAT YOU NEED TO DO TO
                           PARTICIPATE IN THE PROGRAM

-    To tender your options, you must:

     -    Fill in the table on page 1 of the Letter of Transmittal

          -    Use your personal grant summary to fill in this table

          - Employees are not able to split a grant - a grant is either tendered in its entirety or not tendered at all

     -    Complete and sign the box on page 3 of the Letter of Transmittal

     - Fax or deliver a hard copy of the completed Letter of Transmittal to Stock Administration by November 20 at 5:00 p.m., New York City time

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                                                                         Slide 9
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                           IMPORTANT DATES TO REMEMBER


--------------------------------------------------------------------------------------------------------------
                       DATE                                                  ACTION
--------------------------------------------------------------------------------------------------------------
October 17, 2001 (Wednesday)                         Offer period begins; all eligible option holders
                                                     receive program materials by e-mail
--------------------------------------------------------------------------------------------------------------
November 20, 2001, 5 p.m.,                           Offer period ends - all materials due to Stock
New York City time (Tuesday)                         Administration

--------------------------------------------------------------------------------------------------------------
Week of November 26, 2001                            Confirmation letters sent to tendering option holders
                                                     (via e-mail)
--------------------------------------------------------------------------------------------------------------
Late May 2002                                        New options issued at an exercise price equal to the
                                                     fair market value (closing price) of LCC's stock on
                                                     the business day immediately preceding the date of
                                                     the new options.
--------------------------------------------------------------------------------------------------------------


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                                                                        Slide 10

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                          IMPORTANT CONTACT INFORMATION

Stock Plan Administration

Contact:                            Stock Plan Administrator
                                    Brady Kavulic
                                    brady_kavulic@lcc.com
                                    (703) 873-2691 phone
                                    (703) 873-2692 fax

Secondary Contact:                  Investor Relations
                                    Trish Drennan
                                    tdrennan@lcc.com
                                    (703) 873-2390 phone
                                    (703) 873-2300 fax

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                                                                        Slide 11

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                                   QUESTIONS?

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